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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated June 25, 1999, relating to our audit of the combined statement of revenues and certain expenses of the Ala Moana Properties for the year ended December 31, 1998, included in the Form 8-K dated July 12, 1999, and to the reference to us as experts in such Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Honolulu, Hawaii
August 3, 1999